EXHIBIT (I.1)

                        [SULLIVAN & CROMWELL LETTERHEAD]

                                                               December 22, 1999

WEBS Index Fund, Inc.,
      c/o PFPC Worldwide,
      400 Bellevue Parkway,
      Wilmington, Delaware  19809.

Dear Sirs:

                  In connection with Post-Effective Amendment No. 16 to the Registration Statement (the "Registration Statement") on Form N-1A (File No. 33-97598) of WEBS Index Fund, Inc., a Maryland corporation (the "Company"), which you expect to file on December 22, 1999 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of Common Stock, par value $0.001 per share (the "Shares"), of the Brazil
(Free), EMU, Greece, Indonesia (Free), Korea, Portugal, South Africa, Thailand
(Free), Taiwan, Turkey and USA WEBS Index Series (each a "New Series"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of an aggregate of 10,900,000,000 Shares and, when the Registration Statement has become effective under the Securities Act and the Shares of each New Series have been issued and sold (a) for at least the par value thereof, (b) so as not to exceed the then-authorized number of Shares of each New Series, (c) as contemplated by the Registration Statement and (d) in accordance with the Company's Articles of Incorporation, as amended and supplemented, and as authorized by the Board of Directors of the Company, the Shares of each New Series will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                         Very truly yours,
                                                         /s/ Sullivan & Cromwell